UNDERWRITING AGREEMENT

between

CROSSFIRE CAPITAL CORPORATION

and

FERRIS, BAKER WATTS
INCORPORATED

Dated: _______ __, 2006

CROSSFIRE CAPITAL CORPORATION

UNDERWRITING AGREEMENT

Baltimore, Maryland
___________ __, 2006

Ferris, Baker Watts, Inc.
100 Light Street
Baltimore, MD 21202

Dear Sirs:

The undersigned, Crossfire Capital Corporation, a Delaware corporation (“Company”), hereby confirms its agreement with Ferris, Baker Watts, Inc. (hereinafter referred to as “you,” “FBW” or the “Representative”) and with the other underwriters named on Schedule I hereto for which FBW is acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1           Firm Securities.

1.1.1           Purchase of Firm Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 10,000,000 units, each unit (“Unit”) consisting of one share of the Company's common stock par value $.0001 per share (the “Common Stock”) and two Common Stock purchase warrants (“Warrants”) (“Firm Units”) of the Company at a purchase price (net of a 5% discount and 2.25% non-accountable expense allowance) of $5.565 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of a 5% discount and 2.25% non-accountable expense allowance) of $5.565 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date of the Registration Statement (as defined in Section 2.1.1 hereof) (the“Effective Date”) unless FBW informs the Company of its decision to allow earlier separate trading, but in no event will FBW allow separate trading until the preparation and filing with the Securities and Exchange Commission (the“Commission”) of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering. Each Warrant entitles the holder thereof to purchase one share of Common Stock for $5.00 during the period commencing on the later of the consummation by the Company of a“Business Combination” or one year from the Effective Date and terminating on the five-year anniversary of the Effective Date. “Business Combination” shall mean any merger, capital stock exchange, asset acquisition or other similar business combination consummated by the Company with an operating entity in a selected industry (as described more fully in the Registration Statement).

1.1.2           Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., Eastern time, on the third business day following the Effective Date (or the fourth business day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of counsel to the Underwriters or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $57,750,000 of the proceeds received by the Company for the Firm Units shall be deposited in the trust fund established by the Company for the benefit of the public stockholders as described in the Registration Statement (“Trust Fund”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) against electronic delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

1.1.3           Escrow of Underwriters’ Expense Allowance. On the Closing Date, the Underwriters agree to deposit into the Trust Fund two and twenty-five hundredths percent (2.25%) of the gross proceeds of the Offering (attributable to the Underwriters’ non-accountable expense allowance), or $1,350,000 (the“Escrowed Fees”) until the earlier of the completion of a Business Combination or the liquidation of the Trust Fund. Upon the consummation of a Business Combination, the Underwriters shall promptly receive the Escrowed Fees along with any interest accrued thereon. In the event that the Company is unable to consummate a Business Combination and the Trust Fund is liquidated, the Underwriters shall forfeit any rights or claims to the Escrowed Fees and any interest accrued thereon and the Escrowed Fees shall be distributed on a pro-rata basis among the holders of the Public Securities (defined below) along with any interest accrued thereon.

1.2           Over-Allotment Option.

1.2.1           Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 1,500,000 Units from the Company (the “Over-allotment Option”). Such additional 1,500,000 Units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Public Units,” and the Public Units, the shares of Common Stock and the Warrants included in the Public Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2           Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the counsel to the Underwriters or at such other place as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3           Payment and Delivery. Payment for the Option Units will be at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in Clearing House funds, payable to the Trust Fund at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company upon delivery to you of certificates representing such securities (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

1.3           Representative’s Purchase Option.

1.3.1           Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 500,000 Units (the “Representative’s Units”) (5% of the total number of Firm Units sold in the Offering) for an aggregate purchase price of $100.00. Each of the Representative’s Unit shall be identical to the Public Units, except that the Warrants included in the Representative’s Units ( the “Representative’s Warrants”) will have an exercise price of $6.25 (125% of the exercise price of the Warrants included in the Units). The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $7.50, which is equal to one hundred and twenty five percent (125%) of the initial public offering price of a Public Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the first year after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

1.3.2           Delivery and Payment. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative, and/or its designees, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time and as of the Closing Date and as of each Option Closing Date, if any, as follows:

2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Act. The Company has filed with the Securities and Exchange Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-133447), including any related preliminary prospectus or prospectuses (“Preliminary Prospectus”), for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”).  Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called the “Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” “Statutory Prospectus” as of any time means the preliminary prospectus included in the Registration Statement immediately prior to the Effective Date.  The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means: [■]: [a./p.]m. (Eastern time) on [ , 2006] or such other time as agreed by the Company and FBW.

2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-______) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, Common Stock and Warrants, which registration has been declared effective by the Commission on the Effective Date.

2.2 No Stop Orders, Etc

. The Commision has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending or to the best of the Company’s knowledge, are contemplated by the Commission.

2.3 Disclosures in Registration Statement.

2.3.1           10b-5 Representation. At the respective times the Registration Statement, and any post-effective amendments thereto become effective and at Closing Date and the Option Closing Date, if any, the Registration Statement, and any post-effective amendments thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and will in all material respects comply with the requirements of the Act and the Regulations; neither the Prospectus, nor any amendment or supplement thereto, as of its date, the Closing Date and the Option Closing Date, if any, contained or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Statutory Prospectus (hereafter referred to as the “Disclosure Package”) did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 2.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

2.3.2           Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Preliminary Prospectus, the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound and (i) that is referred to in the Prospectus or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for such defaults or prospective defaults that would not have a material adverse effect on the condition, financial or otherwise, business affairs or business prospects of the Company (a “Material Adverse Effect”). To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3           Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

2.4           Changes After Dates in Registration Statement.

2.4.1           No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2           Recent Securities Transactions, Etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5           Independent Accountants. To the knowledge of the Company, Malone & Bailey, PC (“M&B”), whose report is filed with the Commission as part of the Registration Statement, are independent  public accountants as required by the Act and the Regulations. M&B has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6           Financial Statements. The financial statements, including the notes thereto and supporting schedules, included in the Registration Statement and Prospectus present fairly the financial position and the results of operations of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7           Authorized Capital; Options, Etc. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8           Valid Issuance of Securities, Etc.

2.8.1           Outstanding Securities. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and any applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.8.2           Securities Sold Pursuant to this Agreement. The shares of Common Stock included in the Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, the Representative’s Warrants and the Warrants will be enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.9           Registration Rights of Third Parties

. Except as set forth in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10           Validity and Binding Effect of Agreements. This Agreement has been duly authorized, executed and delivered by the Company. The Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.7.2 hereof) and the Escrow Agreement (as defined in Section 2.22.2 hereof) have been duly authorized, executed and delivered by the Company and constitute, and the Representative’s Purchase Option, has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11           No Conflicts, Etc. The execution and delivery by the Company of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement and the Escrow Agreement do not, and the performance by the Company of its obligations hereunder and thereunder will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any agreement or instrument to which the Company is a party, except pursuant to the Trust Agreement referred to in Section 2.23 hereof except for any such breach or default that would not have a Material Adverse Effect, (ii) result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12           No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject except for any such default that would not have a Material Adverse Effect. The Company is not in violation of its Articles of Incorporation, or Bylaws or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses except for any such violation that would not have a Material Adverse Effect.

2.13           Corporate Power; Licenses; Consents.

2.13.1           Conduct of Business. Except as described in the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13.2           Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement and the Escrow Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the NASD.

2.14           D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s stockholders immediately prior to the Offering (the “Initial Stockholders”) and provided to the Underwriters as an exhibit to his or her Insider Letter (as defined in Section 2.22.1) is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

2.15           Litigation; Governmental Proceedings. Other than as set forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, Martin Oliner, which has not been disclosed in the Registration Statement.

2.16           Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation as of the date hereof, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

2.17           Transactions Affecting Disclosure to NASD.

2.17.1           Finder’s Fees. Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder.

2.17.2           Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date.

2.17.3           Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

2.17.4           Initial Stockholders’ NASD Affiliation. Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock is or becomes an affiliate or associated person of an NASD member participating in the offering.

2.18           Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign)  or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company, except for such payments or inducements as were lawful under applicable laws, rules and regulations. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.19           Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20           Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants with American Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.21           Agreements With Initial Stockholders.

2.21.1 Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as Exhibits _________, to the Registration Statement (the “Insider Letters”), pursuant to which each of the Initial Stockholders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” Section of the Prospectus.

2.21.2           Escrow Agreement. The Initial Stockholders have entered into an escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company (the “Escrow Agent”) in form and substance satisfactory to the Underwriters, whereby the Common Stock owned by the Initial Stockholders will be held in escrow by the Escrow Agent, until six months after the consummation of a Business Combination. During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise transferring such shares (except to spouses and children of Initial Stockholders and trusts established for their benefit and as otherwise set forth in the Escrow Agreement), but will retain the right to vote such shares. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of FBW.

2.22           Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering in form and substance satisfactory to the Underwriters.

2.23           Covenants Not to Compete. To the Company’s knowledge, no Initial Stockholder of the Company is subject to any noncompetition agreement with any current or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

2.24           Financial Advisory Agreement. Intentionally Omitted.

2.25           Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes has been derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act).

2.26           Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.27           Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required

2.28 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth on Schedule 2.28. The qualifications of the persons serving as Board members and the overall composition of the Board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. At least one member of the Board qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

2.28 Sarbanes-Oxley Compliance.

2.28.1 Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.28.2           Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2           Filing of Final Prospectus. The Company will file the Prospectus with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3 Exchange Act Registration. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units under the Exchange Act without the prior written consent of FBW.

3.2.4 Free Writing Prospectuses. The Company represents and agrees that  unless it obtains the prior consent of FBW, and each Underwriter represents and agrees that, unless it obtains the prior consent of FBW and the Company, it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the Regulations or that would otherwise constitute a free writing prospectus as defined in Rule 405 of the Regulations. Any such free writing prospectus consented to by FBW or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3 Blue Sky Filing. Intentionally Omitted.

3.4 Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5 Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective andwill notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of any post-effective amendment to the Registration Statement; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; and (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.5 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6 Review of Financial Statements. For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

3.7 Transactions.

3.7.1 Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

3.7.2 Administrative Services. The Company has entered into an agreement (the “Services Agreement”) with FL Administration Inc. (the “Provider”), pursuant to which the Provider will make available to the Company general and administrative services including office space, utilities and secretarial support for an amount equal to $7,500.00 per month.

3.7.3 Affiliate Compensation. The Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

3.8 Warrant Solicitation Fees

. Intentionally omitted.

3.9 Reports to the Representative.

3.9.1 Periodic Reports, Etc. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative (Attn: Scott Bass, Vice President) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities (collectively, the “Reports”), and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) copies of each Form SR; (iv) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (v) five copies of each Registration Statement; (vi) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (vii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided, however, that the Company shall not be required to furnish to the Representative any Reports which are readily obtainable via the Commission’s EDGAR filing service.

3.9.2 Transfer Sheets. For a period of five years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. American Stock Transfer & Trust Company is acceptable to the Underwriters.

3.9.3 Secondary Market Trading Survey. Intentionally Omitted.

3.9.4 Trading Reports. During such time as the Public Securities are listed on the American Stock Exchange (the “AMEX”), the Company shall provide to the Representative, at its expense, such reports published by the AMEX relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.10 Disqualification of Form S-1. For a period equal to seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants under the Act.

3.11 Payment of Expenses.

3.11.1 General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Prospectus and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, issuance and delivery of certificates for the shares of Common Stock and the Warrants included in the Public Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon; (iii) filing fees incurred in registering the Offering with the NASD; (iv) filing fees, costs and expenses incurred in listing the Public Units and the shares of Common Stock and Warrants included therein on the AMEX; (v) costs and expenses of Representative’s counsel up to a maximum of $75,000; (vi) fees and disbursements of the transfer and warrant agent; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.11.1 including, without limitation, “road-show” expenses (up to a maximum of $25,000) and expenses incurred in hiring an investigative search firm of the Representative’s choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Representative and the Company. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative and others.

3.11.2 Nonaccountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.11.1, on the Closing Date it will pay to the Representative a nonaccountable expense allowance equal to two and twenty-five hundredths of a percent (2.25%) of the gross proceeds from the sale of the Firm Units by deduction from the proceeds of the Offering contemplated herein; provided, however, that the such proceeds shall be deposited into the Trust Fund pursuant to Section 1.1.3 of this Agreement and shall be released upon the earlier of a Business Combination or the liquidation of the Trust Fund.

3.12 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

3.13 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.14 Notice to NASD. In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to Representative’s counsel prior to the consummation of the Business Combination: complete details of all services and copies of agreements governing such services. The Company also agrees that, if required under the Regulations, proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

3.15 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of FBW) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Units.

3.16 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17 Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain M&B or other independent public accountants reasonably acceptable to FBW.

3.18 Form 8-K. Promptly following completion of the Offering, the Company shall retain its independent public accountants to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering. As soon as the Audited Balance Sheet become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet.

3.19 NASD. The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

3.20 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

3.21 Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Fund to be invested only in “government securities” as provided in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not be required to register under the Investment Company Act.

3.22 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates shall be acting in a fiduciary capacity, or otherwise owe any fiduciary duty to the company in connection with the Offering and the other transactions contemplated by this Agreement.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Gersten Savage LLP (“Gersten Savage”)

4.1.2 American Stock Exchange Clearance. On the Effective Date, the Company’s Public Units, Common Stock and Warrants shall have been approved for listing on the American Stock Exchange.

4.2 Company Counsel Matters.

4.2.1 Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Davies Ward Phillips & Vineberg LLP (“Davies”), counsel to the Company, dated the Closing Date, addressed to the Representative and in form and substance satisfactory to counsel to the Underwriters to the effect that:

(i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in the State of New York or in such other jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the Company.

(ii) All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such shares were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Articles of Incorporation or Bylaws of the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

(iii) The shares of Common Stock included in the Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The shares of Common Stock included in or underlying the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Articles of Incorporation or Bylaws of the Company. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representative’s Purchase Option, and the Representative’s Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (b) as enforceability of any indemnification or contribution provision may be limited under the United States and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the shares of Common Stock are in due and proper form under the Delaware General Corporation Law.

(iv) This Agreement, the Warrant Agreement, the Services Agreement, the Trust Agreement, the Escrow Agreement and the Representative’s Purchase Option, have each been duly and validly authorized, executed and delivered by the Company, and constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (b) as enforceability of any indemnification or contribution provisions may be limited under the United States and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v) The execution and delivery of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Escrow Agreement and the Trust Agreement do not, and the performance by the Company of its obligations hereunder and thereunder will not (a) to such counsel’s knowledge, result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any document filed as an exhibit to the Registration Statement, (b) violate the Articles of Incorporation or the By-Laws of the Company, or (c) to such counsel’s knowledge, violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(vi) The Registration Statement, the Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States or state statute or regulation required to be described in the Prospectus is not described as required (except as to the Blue Sky laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required (except for the contracts and documents described in the “Underwriting” section of the Registration Statement, as to which such counsel expresses no opinion).

(vii) Counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus (except as otherwise set forth in this opinion), no facts have come to the attention of such counsel which lead them to believe that either the Preliminary Prospectus, the Registration Statement as of the Effective Date, or the Prospectus or any amendment or supplement thereto, as of its respective date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus).
(viii) Based solely on a telephone conversation with the Staff of the Commission, the Registration Statement has become effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.
(ix) To such counsel’s knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement that is not so described.

In rendering such opinion, Davies may rely as to matters governed by the laws of states other than New York, the General Corporation Law of the State of Delaware or Federal laws, on local counsel in such jurisdictions provided that in each case Davies shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, at the time it became effective under the Act contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Disclosure Package [Statutory Prospectus] as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statement, financial schedules and other financial data); and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Act and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, financial schedules and other financial data). Such opinion shall also include a statement to the effect that the Registration Statement, the Prospectus and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Regulations (except that such counsel need express no view as to financial statements, financial schedules and other financial data). With respect to such statements, Davies may state that their belief is based upon the procedures set forth therein, but is without independent check and verification, except customary due diligence.

4.2.2 Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of Davies, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by Davies in their respective opinions delivered on the Closing Date.

4.3 Cold Comfort Letter

. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Gersten Savage from M&B dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) Confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the _________, 2006 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from _________, 2006 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a breakdown of commercial papers and notes payable to banks);

(v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)Stating that they have not during the immediately preceding five year period brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the Chief Financial Officer and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the By-Laws and Articles of Incorporation of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the board of directors of the Company relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i), there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which information is set forth in the Registration Statement and Prospectus; and (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Registration Statement and Prospectus.

4.6 Delivery of Agreements.

4.6.1 Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement and all of the Insider Letters.

4.6.2 Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Purchase Option.

4.7 Opinion of Counsel for the Underwriters

. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Gersten, Savage, counsel to the Underwriters and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5. Indemnification.

5.1 Indemnification of Underwriters.

5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative’s Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, the American Stock Exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

5.1.2 Procedure. If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3 Contribution.

5.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon (to the extent that it shall have actually been paid from the Trust Fund to the Underwriters as of each date a contribution obligation is payable hereunder; otherwise, the Underwriters’ contribution shall be limited to the underwriting discount paid on the Closing Date) ( the“Underwriters’ Contribution Percentage”) and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, provided, further, that upon consummation of a Business Combination and delivery of the Escrowed Fees to the Underwriters, the Underwriters’ Contribution Percentage shall be increased by the percentage that the Escrowed Fees bears to the initial offering price (the“Final Contribution Percentage”) and the Final Contribution Percentage shall hereafter be applicable only to new claims for contribution by the Company. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the over-allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Units or Option Units. In the event that such default relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will automatically be terminated without liability on the part of the Company (except as provided in Sections 3.13 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof) ; provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Right to Appoint Representative. For a period of two years from the Effective Date, upon notice from FBW to the Company, FBW shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD-compliant confidentiality agreement which is reasonably acceptable to FBW and its counsel in connection with such representative’s attendance at meetings of the Board of Directors; and provided further that upon written notice to FBW, the Company may exclude the representative from meetings where, in the opinion of counsel for the Company, the representative’s presence would destroy the attorney-client privilege. The Company agrees to give FBW written notice of each such meeting and to provide FBW with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors of the Company and to reimburse the representative of FBW for its reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation.

8. Additional Covenants.

8.1 Board Composition and Board Designations. For a period of five years from the Effective Date, the Company shall ensure that (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Nasdaq or any other national securities exchange or national securities association (as the case may be in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system), and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder [need to check if this is AMEX requirement].

8.2 Additional Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.

8.3 Trust Fund Waiver Letters. The Company hereby agrees that it will not commence its due diligence investigation of any operating business which the Company seeks to acquire (“Target Business”) or obtain the services of any vendor unless and until the Target Business or the vendor executes a waiver letter in the form attached hereto as Exhibit A and B, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

8.4 Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Initial Stockholder and FBW and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of FBW.

8.5 Articles of Incorporation and By-Laws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Articles of Incorporation or By-Laws.

8.6 Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of IPO Shares (defined below) an aggregate sum equal to the Company’s “Liquidation Value.” With respect to the Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this Offering in accordance with the vote of the holders of a majority of the IPO Shares. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of holders of the Company’s Common Stock issued in this Offering (the “IPO Shares”) the right to convert their IPO Shares at a per share price equal to the amount in the Trust Fund (inclusive of any interest income therein, net of working capital and taxes payable) on the record date (the “Conversion Price”) for determination of stockholders entitled to vote upon the proposal to approve such Business Combination (the “Record Date”) divided by the total number of IPO Shares. The Company’s “Liquidation Value” shall mean the Company’s book value, as determined by the Company and audited by M&B. In no event, however, will the Company’s Liquidation Value be less than the Trust Fund, inclusive of any net interest income thereon. If holders of less than 20% in interest of the Company’s IPO Shares vote against such approval of a Business Combination, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not convert such shares.

8.7 Target Net Assets. The Company agrees that the initial Target Business that it acquires must have a fair market value equal to at least 80% of the Company’s net assets at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business has a fair market value of at least 80% of the Company’s fair market value at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an unaffiliated independent firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

8.8 Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Effective Date of this Agreement and Termination Thereof.

9.1 Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

2.29

9.2 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence, including any new war or increase in major hostilities, has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if a banking moratorium has been declared by a New York State or federal authority, or (iv) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (v) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vi) if any of the Company’s representations, warranties or covenants hereunder are breached, or (vii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the Offering or to enforce contracts made by the Underwriters for the sale of the Public Units.

9.3 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, other than a breach by the Representative, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be then due and payable.

9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1 Notices

. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed  (registered or certified mail, return receipt requested), personally delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

If to the Representative:

Ferris, Baker Watts, Inc.
100 Light Street
Baltimore, MD 21202
Attn: Scott Bass, Vice-President

Copy to:

Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, NY  10022
Attn: Arthur S. Marcus, Esq.

If to the Company:

Crossfire Capital Corporation
950 Third Avenue, Suite 2500
New York, NY 10022
Attn: Martin Oliner, President

Copy to:

Davies Ward Phillips & Vineberg LLP
625 Madison Avenue, 12th Floor
New York, NY 10022
Attn: Scott Tayne, Esq.

10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of Maryland of the United States of America for the District of Maryland, Baltimore Division, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

10.8 Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, CROSSFIRE CAPITAL CORPORATION
By:
	Name:	Martin Oliner
	Title:	President

Accepted on the date first above written.

FERRIS, BAKER WATTS, INCORPORATED
By:
	Name:	Scott Bass
	Title:	Vice-President

SCHEDULE I

CROSSFIRE CAPITAL CORPORATION

10,000,000 Units

Number of Firm Units
Underwriter	to be Purchased
Ferris, Baker Watts, Incorporated
Ladenburg Thallman & Co. Inc.

________________
10,000,000

SCHEDULE 2.28

CROSSFIRE CAPITAL CORPORATION

Board of Directors

Martin Oliner

Peter W. Mattingly

Ian R.D. Chapman

Stephen L. Hubbard

James L. Patton

EXHIBIT A

Crossfire Capital Corporation
950 Third Avenue
Suite 2500
New York, NY 10022
Attn: Martin Oliner, President

Gentlemen:

Reference is made to the Final Prospectus of Crossfire Capital Corporation (“Crossfire”), dated , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Crossfire has established the Trust Fund, initially in an amount of $  for the benefit of the Public Stockholders and that Crossfire may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Crossfire or (ii) to Crossfire after it consummates a Business Combination.

For and in consideration of Crossfire agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Crossfire and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

Crossfire Capital Corporation
950 Third Avenue
Suite 2500
New York, NY 10022
Attn: Martin Oliner, President

Gentlemen:

Reference is made to the Final Prospectus of Crossfire Capital Corporation (“Crossfire”), dated , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Crossfire has established the Trust Fund, initially in an amount of $  for the benefit of the Public Stockholders and that Crossfire may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Crossfire; or (ii) to Crossfire after it consummates a Business Combination.

For and in consideration of Crossfire engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Crossfire and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Service Provider

Signature of Service Provider

EXHIBIT C

Crossfire Capital Corporation
950 Third Avenue
Suite 2500
New York, NY 10022
Attn: Martin Oliner, President

Gentlemen:

The undersigned officer or director of Crossfire Capital Corporation (“Crossfire”) hereby acknowledges that Crossfire has established the Trust Fund, initially in an amount of $___ for the benefit of the Public Stockholders and that Crossfire may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Crossfire or (ii) to Crossfire after it consummates a Business Combination.

The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Crossfire and will not seek recourse against the Trust Fund for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market after the initial public offering by the Company of its securities.

Print Name of Officer or Director

Signature of Officer or Director